  EXHIBIT 10.10

Office Rental Agreement

Lessor (hereinafter referred to as Party A): Rongxuan Zhang

Tenant (hereinafter referred to as Party B): Kaifeng Jufeel Biotechnology Co., Ltd

For the following property, Party A and Party B have reached following agreements:

Article 1. Basic situation of the property

Party A will lease the entire 20th floor (located at No. 3 Building Yabao East International Plaza, Jinshui East Road No.85, Zhengzhou City) to Party B. The registered size of the property is 1278.25 m2.

Article 2. Usage of property

The property is leased for the purpose of office. Party B can not change the using purpose of property without written agreements by both parties.

Article 3. Lease term

The lease term is from September 1, 2018 to August 31, 2019.

Article 4. Rental

The rental of the property is RMB 1.87/m2 /day, thus the property rental of one year is RMB 959,715.90. During renting period, if the policy related to rental changes, the rent shall increase 10% every year. In addition to this, the lessor cannot change property rent for any reasons.

Article 5. Method of payment

Party B shall pay the rent to Party A on an annual basis and shall pay next month’s rent 15 days in advance.

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Article 6. Deadline of delivery of property

Party A shall deliver the property to Party B within 5 days from the effective date of this contract.

Article 7. Commitment of Party A to the property

Party A guarantees the ownership of the property and provides corresponding certificates. There is no property dispute in the property at the time of the transaction. Unless there is agreed supplementary agreement, Party A shall complete the mortgage, mortgage debt, tax and rent issues, etc. before the delivery of the property. If there is any unclear item mentioned above after the transaction, Party A shall bear all responsibilities. If economic losses of Party B are caused, Party A shall be responsible for compensation.

Article 8. Maintenance Responsibility.

The normal property repair cost shall be undertaken by Party A and the daily property maintenance cost shall be undertaken by Party B. Party B shall bear and be liable for damages and maintenance costs of the property and its related equipment caused by poor management of Party B. During the lease period, fire safety, three responsibilities in front of the door (being responsible for general sanitation, green covering and keeping good social order in a designated area outside the unit building), comprehensive management and safety and security, etc., Party B shall implement the relevant local ministry regulations and be responsible for those works. besides, Party B shall obey supervision and inspection of Party A.

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Article 9. Relevant fees during rental period

During the rental period, the following fees shall be paid by Party B or paid online through the relevant bank account provided by Party A.

1. Property management fee: 2. Water and electricity fee: 3. Network communication fee;

Article 10. Rental Deposit

From the date of signing this contract, Party B shall pay Party A certain money (equivalent to the amount of one month's rent) as a deposit.

Article 11. Expiration.

1. After the lease expires, if Party B requests to continue the lease, Party A shall give priority to Party B to continue the lease;

2. After the lease expires, if Party A does not expressly declare not to renew the lease, it shall be deemed to agree Party B to continue renting.

Article 12. Liability for breach of contract.

During the lease period, both parties must abide by the contract. Any party who violates the provisions of this contract shall pay the other party three months' rent as liquidated damages.

Article 13. The two parties shall not be liable for the damage or loss caused by the force majeure.

Article 14. The items not mentioned in this contract shall be separately negotiated by Party A and Party B, and a supplementary agreement shall be signed. If the supplementary agreement is inconsistent with this contract, the supplementary agreement shall prevail.

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Article 15. The annexes of this contract are an integral part of this contract.

In this contract and its annexes, the text in the blanks has the same legal effect with the printed text. Matters not covered in this contract and its attachments are implemented in accordance with the relevant laws, regulations and policies of the People's Republic of China.

Article 16. Disputes arising from the performance of this contract shall be settled by negotiation between Party A and Party B. If the negotiation fails, Party A or Party B may sue in the people's court.

Article 17. This contract shall come into effect on the date of signature by Party A and Party B, and made in duplicate. Each party holds one copy, and the two copies are of same legal effect.

Party A(signature):                       Phone number:

Party B: Kaifeng Jufeel Biotechnology Co., Ltd.

Phone number of company:

Signature of company legal representative (or agent):

Phone number:

Date: August 29, 2018

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